EXHIBIT 12.1

                          PATHMARK STORES, INC.

                STATEMENTS REGARDING COMPUTATION OF RATIO

                      OF EARNINGS TO FIXED CHARGES

                             (in thousands)

                                                              Fiscal Years
                                     -------------------------------------------------------------
                                        1999         1998         1997         1996         1995
                                     ---------    ---------    ---------    ---------    ---------
Earnings (loss) before taxes .....   $ (29,361)   $ (26,920)   $ (44,891)   $ (34,369)   $  38,661
                                     ---------    ---------    ---------    ---------    ---------
Fixed charges:
   Interest expense ..............     163,103      160,794      164,168      161,469      164,749
   Interest  portion  of
   rentalexpense(1) ..............      12,916       12,469       12,088       10,930       10,533
                                     ---------    ---------    ---------    ---------    ---------
        Total fixed charges ......     176,019      173,263      176,256      172,399      175,282
                                     ---------    ---------    ---------    ---------    ---------
Adjusted earnings before
  fixed charges ..................   $ 146,658    $ 146,343    $ 131,365    $ 138,030    $ 213,943
                                     =========    =========    =========    =========    =========
Ratio of earnings to
  fixed charges ..................          --           --           --           --         1.22x
                                     =========    =========    =========    =========    =========
Deficiency  in  earnings
  available to cover fixed charges   $  29,361    $  26,920    $  44,891    $  34,369    $      --
                                     =========    =========    =========    =========    =========

---------
(1) Represents the portion of rentals deemed representative of the interest included therein.